Exhibit 10.39

Execution version

LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (“Agreement”) is made and entered into effective as of the 11th day of October, 2024 (the “Effective Date”) by and among HCWG LLC, a Delaware limited liability company (the “Lender”) and NEONC TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (the “Borrower”).

R E C I T A L S:

A.	The Borrower wishes to obtain from the Lender a line of credit facility.

B.	In connection with the Line of Credit (as defined below), the Borrower shall enter into the Note (as defined below) payable to the Lender to borrow up to $10,000,000.

C.	In full reliance on the representations made by Borrower in this Agreement and the Line of Credit Documents, Lender is willing to extend such financing to Borrower upon the terms, covenants and conditions contained in this Agreement and in the Line of Credit Documents.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement, Borrower and Lender mutually agree as follows:

ARTICLE I

DEFINITIONS

The following terms used in this Agreement shall have the meanings set forth below:

“Anti-Corruption Law” means any requirement of law of any jurisdiction related to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1 to 78qq) and the UK Bribery Act 2010, in each case as amended from time to time.

“Anti-Terrorism Law” means any requirement of law related to money laundering or financing terrorism including the USA PATRIOT Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311 to 5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951 to 1959), the Trading With the Enemy Act (50 U.S.C. §§ 4301-4341) and Executive Order 13224 (effective September 24, 2001), in each case as amended from time to time.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Business Day” shall mean any day of the week other than Saturday, Sunday or other day that is recognized as a holiday in the State of Delaware or is a day on which banking institutions in such state are authorized or required by applicable law to close.

“Change of Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity interests of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Event of Default” shall mean the occurrence and continuance, beyond the applicable notice and cure period, of any of the events listed in Section 6.1 of this Agreement.

“Exercise Price” shall mean $16.00 per share.

“Funding Account” shall have the meaning set forth in Section 3.1.

“Governmental Authority” shall mean the government of the United States, any state, province or political subdivision thereof, any other foreign country, any multi-national organization or body and any entity exercising executive, judicial, legislative, police, taxing, regulatory or administrative authority or power of any nature.

“Initial Advance” shall mean the Advance made by Lender to Borrower on the Effective Date.

“Line of Credit” shall mean the financing provided by Lender to Borrower under the terms of this Agreement in the Maximum Principal Amount.

“Line of Credit Documents” shall refer to this Agreement and the Note. All of the Line of Credit Documents are incorporated herein by reference.

“Material Adverse Event” means any circumstance or event that, individually or collectively with other circumstances or events, may reasonably be expected to have a material adverse effect on the financial condition or Business of the Borrower, as now conducted or as proposed to be conducted.

“Maturity Date” shall mean October 12, 2027.

“Maximum Principal Amount” means Ten Million Dollars ($10,000,000).

“Note” shall mean reference to the Promissory Note issued by the Borrower to the Lender to evidence the Line of Credit and in substantially the form of Exhibit A annexed hereto and made a part hereof.

“OFAC” means the US Department of the Treasury’s Office of Foreign Assets Control.

“Person” shall mean and includes an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

“Sanctions” means sanctions administered or enforced by OFAC, the US Department of State or any other relevant sanctions authority.

“USA PATRIOT ACT” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Warrant” shall mean that form of Warrant attached hereto as Exhibit B and which entitles the holder to acquire from the Borrower up to an aggregate of 312,500 fully paid and nonassessable shares of the common stock of the Borrower.

ARTICLE II

AMOUNT AND TERMS OF LINE OF CREDIT

2.1 Line of Credit. On the Effective Date, the Lender shall provide the Borrower with a Line of Credit up to the Maximum Principal Amount, representing the maximum aggregate amount of the advances of funds from the Line of Credit (each an “Advance”) that may be outstanding and any time under the Line of Credit (the “Principal Indebtedness”), from which Borrower may draw down, at any time and from time to time during the period from and including the date of this Line of Credit through the day immediately preceding the Maturity Date, a principal amount not to exceed at any one time outstanding, as to all such Advances in the aggregate, the Maximum Principal Amount. The entire Principal Indebtedness of the Line of Credit shall be due and payable on the earliest to occur of (a) the election of the Lender pursuant to Section 6.2 of this Agreement upon the occurrence and during the continuance of an Event of Default hereunder, (b) the occurrence of an Event of Default described in Section 6.1(b) of this Agreement or (c) the Maturity Date (as the same may be extended as herein provided).

2.2 Interest. Interest shall be payable on the outstanding Principal Indebtedness at the rate of ten percent (10%) per annum (the “Interest Rate”), payable monthly in arrears (i) on the first business day of each month in each year and (ii) on the Maturity Date. In the event of any extension of the Maturity Date in accordance with Section 2.5, the Interest Rate shall be automatically amended to be the rate of fourteen percent (14%) per annum.

2.3 Borrowing Notice. All Advances, other than the Initial Advance shall be made by Lender on a date which shall be not later than five (5) days following written request therefor from Borrower in a form satisfactory to Lender (each, a “Borrowing Notice”). Each Advance shall be in an aggregate amount of $250,000 or a larger multiple of $100,000; provided that an Advance may be in an aggregate amount that is equal to the entire unused balance of the Line of Credit. Lender shall remit the proceeds of each such Advance to Borrower to the Funding Account.

2.4 Prepayment; Payments Generally. Borrower may prepay, in whole or in part, the Principal Indebtedness of the Line of Credit, and all interest accrued on any outstanding Advances at any time prior to the Maturity Date, without the prior written consent of each of the Lender and without payment of any premium or penalty. Any such prepayment shall be applied first to accrued but unpaid interest, with the balance applied to outstanding Advances. Borrower shall remit all payments of principal, interest and other amounts due and payable by Borrower to Lender in accordance with the from time to time written instructions of Lender.

2.5 Extension of Maturity Date. At any time prior to the Maturity Date upon mutual written consent of the Borrower and the Lender, the Maturity Date may be extended for up to an additional three (3) year period, in which case the “Maturity Date” shall mean such later date as is agreed upon by the parties. In conjunction with the extension of the Maturity Date, the Interest Rate shall be adjusted as set forth in Section 2.2.

ARTICLE III

CONDITIONS PRECEDENT TO ADVANCES

3.1 Conditions Precedent to Initial Advance. Prior to the disbursement of any of the proceeds of the Line of Credit to or for the account of Borrower on the Effective Date, and as a condition precedent to the Initial Advance, all of the conditions set forth below must be satisfied as determined by Lender, in Lender’s sole discretion.

(a) Line of Credit Documents. On the Effective Date, Borrower shall execute and deliver to Lender, a counterpart of all Line of Credit Documents in favor of Lender.

(b) Issuance. On the Effective Date, Borrower shall execute and deliver to Lender, the Warrant.

(c) Funding Account. Borrower shall deliver a notice designating the deposit account (the “Funding Account”) of the Borrower to which the Lender is authorized by the Borrower to transfer the proceeds of any Advance requested or authorized pursuant to this Agreement.

(d) Miscellaneous Items. Borrower shall deliver to Lender such other certificates, agreements, items, documents and evidences pertaining to the Line of Credit as may reasonably be requested by Lender.

3.2 Conditions Precedent to All Advances. Prior to the disbursement of any of the Advances, and as a condition precedent to such Advances, all of the conditions set forth below must be satisfied as determined by Lender, in Lender’s sole discretion.

(a) Borrowing Notice. The Lender shall have received a written Borrowing Notice in accordance with the requirements of Section 2.3.

(b) Representations and Warranties. The representations and warranties of Borrower set forth in this Agreement and in any other Line of Credit Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Advance (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).

(c) No Events of Default. No Event of Default (or event which, with notice or passage of time or both, would constitute an Event of Default), shall have occurred and be continuing or would result from such Advance or from the application of proceeds thereof.

Each Borrowing Notice delivered by Borrower hereunder and each Advance shall be deemed to constitute a representation and warranty by Borrower on and as of the date of the applicable Advance as to the matters specified in clauses (b) and (c) above in this Section.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1 The Borrower does hereby represent and warrant to Lender, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows (provided that any fact or item disclosed with respect to one representation or warranty shall be deemed to be disclosed with respect to each other representations or warranty, but only to the extent that the applicability of such fact or item with respect to such other representation or warranty can reasonably be inferred from the disclosure with respect to such fact or item contained in this Agreement or the disclosure schedules of Borrower):

(a) Authority to Execute and Perform Agreements. The Borrower has the full legal right and power and all corporate authority and approval required to enter into, execute and deliver this Agreement and the other Line of Credit Documents and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Line of Credit Documents by the Borrower and the consummation of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary corporate action, and no other proceedings on the part of Borrower are necessary to authorize this Agreement and the other Line of Credit Documents or to consummate the transactions so contemplated. This Agreement and the other Line of Credit Documents have all been or will be duly executed and delivered and are the valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

(b) No Breach. The Borrower’s execution, delivery and performance of this Agreement and the other Line of Credit Documents and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (a) the Borrower’s articles of incorporation or bylaws; (b) any contract to which the Borrower is a party or by or to which it or any of their assets are bound or subject; or (c) any governmental law or judicial order against, or binding upon or applicable to Borrower or its assets.

(c) No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Borrower in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection herewith based on any agreement, arrangement or understanding with Borrower or any action taken by Borrower.

(d) No Legal Proceedings. As of the date hereof, there is no action, suit or proceeding other than a pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which could reasonably be expected to cause a Material Adverse Event, and there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which could reasonably be expected to cause a Material Adverse Event, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or the Note.

ARTICLE V
COVENANTS

For so long as any Principal Indebtedness and accrued interest in respect of the Line of Credit remains outstanding, the Borrower covenants and agrees with the Lender as follows:

5.1 Information. Borrower shall furnish to Lender with reasonable promptness such data and information, financial and otherwise, concerning Borrower as from time to time may reasonably be requested by Lender for purposes of administering compliance with the Line of Credit Documents. Borrower will permit representatives Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of Borrower and at such reasonable times during normal business hours and as often as Lender may reasonably request.

5.2 Notice. Borrower shall promptly notify Lender in writing of any of the following:

(a) The existence or occurrence of any event, which with the passage of time, the giving of notice, or both, would constitute an Event of Default under this Agreement or a default under any of the Line of Credit Documents; and,

(b) Any events or changes in the financial condition of Borrower occurring since June 30, 2024 which individually or cumulatively could reasonably be expected to result in a Material Adverse Event in the financial condition of Borrower.

5.3 Compliance with Laws. Borrower shall comply with all local, state and federal laws, except where non-compliance could not reasonably be expected to cause a Material Adverse Event.

5.4 Dissolutions; Mergers; Dispositions. Borrower shall not, without the prior written consent of Lender: (i) liquidate, dissolve or wind-up the Business and affairs of Borrower; (ii) effect any merger or consolidation transaction; (iii) sell, lease, transfer, license or otherwise dispose of, in a single transaction or series of related transactions, all or substantially all the assets of Borrower; or (iv) consent to any of the foregoing.

5.5 Use of Proceeds. Borrower shall use the proceeds of the Advances to finance the acquisition of assets of the Borrower in the ordinary course of business, including the purchase of inventory and equipment, to finance capital expenditures of Borrower, and for general corporate purposes of Borrower, in each case to the extent not prohibited under any applicable law or any of the Line of Credit Documents.

5.6 Anti-Corruption, Anti-Terrorism Laws, and Sanctions. Borrower will maintain and enforce policies and procedures designed to ensure that it and its subsidiaries, and their respective directors, officers, employees, and agents comply in all material respects with applicable Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

ARTICLE VI
DEFAULT; REMEDIES

6.1 Events of Default. The occurrence and continuation of any of the following events shall constitute an Event of Default under this Agreement and the Line of Credit Documents:

(a) Nonpayment. The failure of the Borrower to pay when due any principal or interest at the Interest Rate on the Line of Credit or other charge with respect to the Principal Indebtedness, or the amount of any fee or payment required of Borrower under this Agreement or any of the Line of Credit Documents; and such failure shall continue for a period of ten (10) Business Days after the date of Lender’s written notice of such failure to Borrower.

(b) Voluntary Bankruptcy or Insolvency. The occurrence and continuance of any of the following with respect to either Borrower: (1) the filing by it of a petition in bankruptcy or for reorganization or for an arrangement under any bankruptcy or insolvency law or for a receiver or trustee for any of their respective properties; (2) an assignment by it for the benefit of creditors or an admission by any of them, in writing, of an inability to pay their respective debts as they become due; or (3) the entry of a judgment of insolvency against it by any state, provincial or federal court of competent jurisdiction, and any such petition is not dismissed within sixty (60) days after the filing thereof.

(c) Other Defaults. (i) Any representation or warranty made or deemed made by or on behalf of Borrower in or in connection with this Agreement or any other Line of Credit Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Line of Credit Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Line of Credit Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(ii) Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.4, 5.5 or 5.6;

(iii) Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Line of Credit Document (other than those specified in clause (a), (b), (c)(i) or (c)(ii) of this Section) and such failure shall continue unremedied for a period of thirty (30) or more days after the date of Lender’s notice thereof to Borrower;

(iv) (A) Borrower shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any indebtedness (other than indebtedness under the Line of Credit Documents) beyond the applicable grace period with respect thereto, if any; or (B) Borrower shall fail to observe or perform any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such indebtedness to be made, prior to its stated maturity; provided that this clause (c)(iv) shall not apply to secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such indebtedness and such indebtedness is repaid when required under the documents providing for such indebtedness;

(v) Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(vi) There is entered against Borrower (A) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (B) a non-monetary final judgment or order that, either individually or in the aggregate, has or could reasonably be expected to cause a Material Adverse Event and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(vii) A Change of Control shall occur; or

(viii) Any material provision of any Line of Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests in writing the validity or enforceability of any provision of any Line of Credit Document; or the Borrower denies in writing that it has any or further liability or obligation under any Line of Credit Document, or purports in writing to revoke, terminate or rescind any Line of Credit Document.

6.2 Election of Remedies. If an Event of Default shall have occurred and be continuing, then, and in every such event (other than an event with respect to Borrower described in Section 6.1(b)), and at any time thereafter during the continuance of such event, Lender may, by notice to Borrower, take any or all of the following actions, at the same or different times: (a) terminate the Line of Credit and thereupon the Line of Credit shall terminate immediately; (b) declare the outstanding Principal Indebtedness evidenced by the Note immediately due and payable; (c) exercise any other right or remedy provided for in this Agreement or the other Line of Credit Documents; or (d) exercise any other right or remedy available to Lender at law or in equity; provided that, in case of any event with respect to the Borrower described in Section 6.1(b), the Line of Credit shall automatically terminate and the outstanding Principal Indebtedness evidenced by the Note shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

6.3 No Remedy Exclusive. No remedy conferred upon or reserved to Lender under this Agreement shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Line of Credit Documents, or now or hereafter existing at law or in equity or by statute. No delay or failure to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

6.4 Right of Set-off. Upon the declaration of the Note as due and payable pursuant to the provisions of Section 6.2, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by the Lender. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 6.4 are in addition to other rights and remedies (including other rights of set-off) which the Lender may have.

6.5 Expenses during Default. Borrower shall pay all of Lender’s reasonable fees and costs incurred in the preparation of this Note and any related documents. If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, the Borrower shall pay all reasonable costs of collection including reasonable attorneys’ fees.

ARTICLE VII
MISCELLANEOUS

7.1 Non-Waiver. No disbursement of any Advance shall constitute a waiver of any covenant or condition to be performed by Borrower. In the event Borrower is unable to satisfy any such covenant or condition, Lender shall not be precluded from thereafter declaring such failure to be an Event of Default.

7.2 Amendments. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally and may only be modified or amended by an instrument in writing, signed by each of the Lender and the Borrower.

7.3 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns.

7.4 Waivers. The failure by Lender or Borrower at any time or times hereafter to require strict performance by the other of any of the undertakings, agreements or covenants contained in this Agreement shall not waive, affect or diminish any right of Borrower or Lender hereunder to demand strict compliance and performance therewith. Any waiver by Lender of any Event of Default under this Agreement shall not waive or affect any other Event of Default hereunder, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements or covenants of Borrower and Lender under this Agreement shall be deemed to have been waived unless such waiver is evidenced by an instrument in writing signed by the party to be charged specifying such waiver.

7.5 Survival. This Agreement shall survive the disbursement of the proceeds of the Line of Credit, and each and every one of the obligations and undertakings of Borrower and Lender contained herein shall be continuing obligations and undertakings and shall not cease and terminate until all amounts which may accrue pursuant to this Agreement or any of the Line of Credit Documents shall have been fully paid and all obligations and undertakings of Borrower shall have been fully discharged.

7.6 Assignment and Notices.

(a) Borrower may not assign, in whole or in part, any of its rights or obligations under this Agreement or the other Line of Credit Documents or any other agreement or commitment (in addition to this Agreement and the other Line of Credit Documents) in existence between Lender on the one hand and Borrower on the other hand, without the prior written consent of the Lender in each instance. The Lender may assign, in whole or in part, any of its rights or obligations under this Agreement or the other Line of Credit Documents.

(b) Except as otherwise provided in this Agreement or in any Line of Credit Document, whenever Lender or Borrower desire to give or serve any notice, demand, request or other communication with respect to this Agreement or any other Line of Credit Document, each such notice shall be in writing and shall be effective only if the notice is delivered by personal service, by nationally-recognized overnight courier or by email, addressed to the party to be notified at the address set forth on the signature pages to this Agreement. Any notice delivered personally or by courier shall be deemed to have been given when delivered. Any notice sent by email (confirmed orally by telephone, with a copy sent by overnight courier) shall be presumed to have been received on the date transmitted. Any party may change its address by giving notice to the other party of its new address in the manner provided above.

7.7 Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

7.8 No Partnership. Nothing contained in this Agreement, or in any Line of Credit Document shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as Lender may exercise Lender’s rights and remedies provided hereunder and in the Line of Credit Documents.

7.9 Interpretation. Whenever the context shall require, the plural shall include the singular, the whole shall include any part thereof, and any gender shall include both other genders. The article and section headings contained in this Agreement are for purposes of reference only and shall not limit, expand or otherwise affect the construction of any provisions hereof.

7.10 Governing Law. This Agreement and all matters relating hereto shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws.

7.11 Conflicts. The provisions of this Agreement are not intended to be superseded by the provisions of the Line of Credit Documents executed in conjunction with this Agreement but shall be construed as supplemental thereto. In the event of any inconsistency between the provisions hereof and the Line of Credit Documents, it is intended that this Agreement shall control.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

7.13 Attorney Fees. Borrower and Lender agree that should either of them default in any of the covenants or agreements contained in this Agreement or any of the Line of Credit Documents, the defaulting party shall pay all costs and expenses, including reasonable attorney fees and costs, incurred by the non-defaulting party to protect its rights hereunder, regardless of whether an action is commenced or prosecuted to judgment.

7.14 Jury Waiver. BORROWER AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LINE OF CREDIT DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

7.15 Final Expression. THIS AGREEMENT AND THE LINE OF CREDIT DOCUMENTS ARE THE FINAL EXPRESSION OF THE AGREEMENT AND UNDERSTANDING OF LENDER WITH RESPECT TO THE LINE OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

7.16 Digital Signatures. This Agreement and all Line of Credit Documents may be executed by digital signatures and delivered electronically in pdf format, each of which shall be given the same legal weight as though they were ribbon original signatures.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Line of Credit Agreement as of the date first above written.

LENDER:		BORROWER:

HCWG LLC		NEONC TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Amir Heshmatpour	By:	/s/ Thomas Chen
	Amir F. Heshmatpour		Dr. Thomas Chen
	Managing Director		Chief Executive Officer

Address for Notices:		By:	/s/ Amir Heshmatpour
Amir F. Heshmatpour
6363 Lunita Road			Executive Chairman
Malibu, CA 90265
Attention:	Amir F. Heshmatpour	Address for Notices:
Email:	amir@afhholding.com
Two Dole Drive
Westlake Village, CA 91362
		Attention:	Keithly Garnett
		Email:	kgarnett@neonctech.com

Signature page to Line of Credit Agreement

EXHIBIT A

Form of Promissory Note

[see attached]

Exhibit A

Execution version

PROMISSORY NOTE

October 11, 2024

FOR VALUE RECEIVED, NEONC TECHNOLOGIES HOLDINGS, INC., a Delaware corporations with a business address at Two Dole Drive, Westlake Village, CA 91362 (the “Borrower”), does hereby unconditionally agree and promise to pay to the order of HCWG LLC, a Delaware limited liability company, and/or its successors and assigns (the “Lender”), at 6363 Lunita Road, Malibu, CA 90265, or such other place as the Lender may from time to time designate, the principal sum of Ten Million Dollars ($10,000,000), or such lesser amount as may be advanced and outstanding under the Line of Credit (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate (defined below).

Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Line of Credit Agreement, of even date herewith, between the Borrower and the Lender (the “Line of Credit Agreement”).

(a) Principal Indebtedness. The entire Principal Indebtedness advanced under the Line of Credit shall be due and payable on the earlier to occur of (a) the election of the Lender pursuant to Section 6.2 of the Line of Credit Agreement upon the occurrence and during the continuance of an Event of Default, or (b) the Maturity Date (as the same may be extended as set forth below).

(b) Extension of Maturity Date. At any time prior to the Maturity Date, upon the mutual written agreement of the Lender and Borrower, the Maturity Date may be extended for up to an additional three (3) year period, in which case “Maturity Date” shall mean such later date as is agreed upon by the parties.

(c) Interest. Interest shall be payable on the outstanding Principal Indebtedness at the rate of ten percent (10%) per annum (the “Interest Rate”), payable monthly in arrears (i) on the first business day of each month in each year and (ii) on the Maturity Date. In the event of any extension of the Maturity Date in accordance with Section 2.5 of the Line of Credit Agreement, the Interest Rate shall be automatically amended to be the rate of fourteen percent (14%) per annum.

(d) All payments shall be applied first to interest and then to principal. Borrower may prepay, in whole or in part, the Principal Indebtedness and all Interest accrued at any time prior to the Maturity Date, without the prior written consent of Lender and without payment of any premium or penalty.

(e) The Borrower may prepay any amounts contemplated under this Note in full or in part prior to the Maturity Date as provided in the Line of Credit Agreement.

(f) This Note is intended to be governed by the laws of Delaware.

(g) It is agreed that time is of the essence in the performance of this Note. Upon the occurrence and during the continuation of a default under this Note that is not cured within the applicable cure period, if any, set forth in the Line of Credit Agreement, the Lender shall have the right and option to declare, without notice, all the remaining indebtedness of unpaid principal and interest evidenced by this Note immediately due and payable pursuant to Section 6.3 of the Line of Credit Agreement.

(h) Upon the occurrence of an Event of Default, Borrower agrees to promptly pay all of Lender’s costs and expenses incurred in attempting or effecting collection hereunder or the enforcement of this Note, including, without limitation, all attorneys’ fees and related charges, as and when incurred by Lender, whether or not any action, suit or proceeding is instituted for collection or for the enforcement of this Note; and all such costs and expenses of collection and enforcement shall be added to the principal amount outstanding of this Note.

(i) The Borrower hereby waives diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

(j) All agreements between the Lender and the Borrower are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.

(k) Borrower acknowledges that Lender’s willingness to make the loan represented by this Note is based on the facts represented to Lender by Borrower as set forth in the Line of Credit Agreement.

LENDER AND BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST LENDER OR BORROWER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE. BORROWER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the day and year first set forth above.

NEONC TECHNOLOGIES HOLDINGS, INC.

By:
Dr. Thomas Chen
Chief Executive Officer

By:
Amir F. Heshmatpour
Executive Chairman

Signature page to Promissory Note

EXHIBIT B

Form of Warrant

[see attached]

Exhibit B

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

NEONC TECHNOLOGIES HOLDINGS, INC.

Warrant Shares: _______	Initial Issuance Date: _______, 2024

Initial Exercise Date: _______, 2024

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, HCWG LLC, a Delaware limited liability company or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date set forth above (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City Time) on _______________, [2031] (the “Termination Date”) but not thereafter, to subscribe for and purchase from NEONC TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (the “Company”), up to ________ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock of the Company (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Line of Credit Agreement (the “LC Agreement”), dated October ___, 2024, between the Company and the Holder.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Business Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per Warrant Share of this Warrant shall be $_______________, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the shares of Common Stock are then listed or quoted on a Trading Market, the bid price of a share of Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the shares of Common Stock are then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of shares of Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the shares of Common Stock are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the shares of Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the shares of Common Stock are then listed or quoted on a Trading Market, the daily volume weighted average price of the shares of Common Stock for such date (or the nearest preceding date) on the Trading Market on which the shares of Common Stock are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the shares of Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the shares of Common Stock are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the shares of Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the shares of Common Stock so reported, or (d) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the later of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the shares of Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the shares of Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other shares of Common Stock Equivalents)

subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of the shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re- classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of shares of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the shares of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of shares of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary but subject to the rules and regulations of the Trading Market, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of shares of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of shares of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of shares of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of shares of Common Stock will be deemed to have received shares of Common Stock of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately prior to the public announcement of such contemplated Fundamental Transaction (or consummation of such Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the shares of Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the shares of Common Stock, (C) the Company shall authorize the granting to all holders of the shares of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the shares of Common Stock, any consolidation or merger to which the Company (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the shares of Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least five (5) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the shares of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K or otherwise make public disclosure of such information. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Issuance Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the shares of Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from the Trading Market or any public regulatory body or bodies having jurisdiction thereof, as applicable.

e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Notwithstanding the foregoing, the foregoing provisions will not apply to any claims arising under the Securities Act or the Exchange Act, or any claim in which exclusive jurisdiction is vested in a court or forum other than the state or federal courts of the City of New York,

Borough of Manhattan or for which these courts do not have subject matter jurisdiction. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at ___________________, Attention: [Chief Financial Officer], facsimile number: +1 ___________________, email address: ___________________, or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by or e- mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NEONC TECHNOLOGIES HOLDINGS, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

TO:	NEONC TECHNOLOGIES HOLDINGS, INC.

(1) The undersigned hereby elects to purchase _______________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: ____________ ___, _______

Holder’s Signature:

Holder’s Address: